WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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NEW SKY COMMUNICATIONS, INC.
FINANCIAL DATA SCHEDULE


Period                                            3 months
Fiscal Year End                                   December 31, 2001
Period Start                                      January 1, 2001
Period End                                        March 31, 2001

Cash                                              $          0
Securities                                                   0
Receivables                                                  0
Allowances                                                   0
Inventory                                                    0
Current Assets                                               0
Prepaid Expenses                                             0
Depreciation                                                 0
Total Assets                                           225,935
Current Liabilities                                    301,373
Bonds                                                        0
Common                                                 19,374
Preferred-Mandatory                                          0
Preferred                                                    0
Other Stockholder Equity                               (94,812)
Total Liabilities and Equity                           225,935
Sales                                                        0
Total Revenues                                               0
Cost of Goods Sold                                           0
Total Costs                                              8,850
Other Expense                                                0
Loss Provision                                               0
Interest Expense                                             0
Income-Pretax                                           (8,850)
Income Tax                                                   0
Income-Continuing                                       (8,850)
Income-Discontinued                                          0
Income-Extraordinary                                         0
Changes                                                      0
Net Income                                             (8,850)
Earnings per Share-Primary                                   0
Earnings per Share-Diluted                                   0



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